                                  Exhibit FS-3

                                PG&E Corporation
                 Unaudited Pro Forma Consolidated Balance Sheet
                             as of December 31, 2001

                                                                   [2]               [4]               [5]
                                                                  Corp           Shareholder        New Debt       Corp Pro
                                                               Historical          Spin-Off         Issuance        Forma
in millions
                                                             =======================================================================
ASSETS
Current Assets
Cash and cash equivalents                                               5,421           (4,341)                  -            1,080
Restricted cash                                                           195              (53)                  -              142
Accounts receivable:
Customers (net allowance for doubtful accounts)                         3,016           (1,931)                  -            1,085
Regulatory balancing accounts                                              75              (73)                  -                2
Price risk management                                                     381                -                   -              381
Inventories                                                               462             (142)                  -              320
Prepaid expenses and other                                                223              (64)                  -              159
                                                             -----------------------------------------------------------------------
Total current assets                                                    9,773           (6,604)                  0            3,169
                                                             -----------------------------------------------------------------------

Property, Plant and Equipment
Utility                                                                26,029          (18,927)                  -            7,102
Non-utility:
Electric generation                                                     2,848
Gas transmission                                                        1,514
Construction work in progress                                           2,426
Other                                                                     195
                                                             -----------------------------------------------------------------------
Total property, plant and equipment (at original cost)                 33,012          (18,927)                  0           14,085
Accumulated depreciation and decommissioning                          (13,845)           8,698                   -           (5,147)
                                                             -----------------------------------------------------------------------
Net property, plant and equipment                                      19,167          (10,229)                  0            8,938
                                                             -----------------------------------------------------------------------

Other Noncurrent Assets
Regulatory assets                                                       2,319           (2,089)                  -              230
Nuclear decommissioning funds                                           1,337             (182)                  -            1,155
Price risk mangement                                                      426                -                   -              426
Other                                                                   2,840             (908)                  -            1,932
                                                             -----------------------------------------------------------------------
Total other noncurrent assets                                           6,922           (3,179)                  0            3,743
                                                             -----------------------------------------------------------------------
TOTAL ASSETS                                                           35,862          (20,012)                  0           15,850
                                                             =======================================================================

                                  Exhibit FS-3

LIABILITIES AND EQUITY
Liabilities Not Subject to Compromise
Current Liabilities
Short-term borrowings                                                   330                -                  -               330
Long-term debt, classified as current                                   381             (333)                 -                48
Current portion of rate reduction bonds                                 290             (290)                 -                 0
Accounts Payable:                                                                                                               0
Trade creditors                                                       1,289             (197)                 -             1,092
Regulatory balancing accounts                                           228             (157)                 -                71
Other                                                                   530             (266)                 -               264
Price risk management                                                   277                -                  -               277
Other                                                                 1,541             (652)                 -               889
                                                           -----------------------------------------------------------------------
Total current liabilities                                             4,866           (1,895)                 0             2,971
                                                           -----------------------------------------------------------------------
Noncurrent Liabilities
Long-term debt                                                        7,297           (3,019)             4,350             8,628
Rate reduction bonds                                                  1,450           (1,450)                 -                 0
Deferred income taxes                                                 1,666             (502)                 -             1,164
Deferred tax credits                                                    153             (107)                 -                46
Price risk management                                                   434                -                  -               434
Other                                                                 3,688           (2,233)                 -             1,455
                                                           -----------------------------------------------------------------------
Total noncurrent liabilities                                         14,688           (7,311)             4,350            11,727
                                                           -----------------------------------------------------------------------
Liabilities Subject to Compromise
Financing debt                                                        5,651           (5,651)                 -                 0
Trade creditors                                                       5,555           (5,733)                 -              (178)
                                                           -----------------------------------------------------------------------
Total liabilities subject to compromise                              11,206          (11,384)                 -              (178)
                                                           -----------------------------------------------------------------------

Preferred Stock of Subsidiaries                                         480             (137)                 -               343
Utility Obligated Mandatorily Redeemable Preferred
Securities
of Trust Holding Solely Utility Subordinated Debentures                 300             (300)                 -                 0
Common Stockholders' Equity                                           4,322            1,015             (4,350)              987
Total stockholders' equity                                            4,322            1,015             (4,350)              987
                                                           -----------------------------------------------------------------------
Commitments and Contingencies                                             -                -                  -                 -
                                                           -----------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           35,862          (20,012)                 0            15,850
                                                           =======================================================================

Note 1: Basis of Presentation

The unaudited pro forma consolidated financial statements of PG&E Corporation (Parent) present the historical financial position and results of operations of the PG&E Corporation, as if the proposed Transaction had occurred as of December 31, 2001, and are not necessarily indicative of the financial position or results of operations that would have existed had the distribution portion of Pacific Gas and Electric Company (Debtor) actually been spun off as of December 31, 2001.

Certain information presented in these pro forma consolidated financial statements relating to the results of operations and financial condition was derived from the historical financial statements of the Parent and Debtor, which have been prepared in accordance with generally accepted accounting principles
(GAAP). Various allocation methodologies were employed to separate the results of operations and financial condition of the distribution-related portions of the Debtor's business from the Debtor's financial statements. The assignment and allocation of revenues and expenses and assets and liabilities in these statements relies upon the structure of the companies as outlined in the Debtor's Plan of Reorganization. Any changes to the Plan of Reorganization could have a material effect on the presentation of these pro forma statements.

The results of operations of Parent include allocations of the regulated revenues of the Reorganized Debtor. As the Debtor is a vertically integrated energy company, its revenues include the tariffed revenues for provision of bundled energy and gas services. Presenting the distribution, transmission, and generation businesses of Debtor separately results in revenues and expenses that reflect arms-length transactions between the businesses that did not occur within the vertically integrated business of Debtor. Consequently, the pro forma results of operations of the Parent include allocations of the regulated revenues for the generation and transmission portions of the Debtor.

Expenses, such as operations and maintenance, depreciation and amortization, and assets, such as property, plant and equipment, materials and supplies, were specifically identified by function and reported accordingly. Various allocations were used to disaggregate other common expenses, assets and liabilities among Debtor's distribution, transmission and generation operations. All of the allocation methodologies use the assumption that the distribution business of the Debtor had operated as a separate, regulated company. On the date of the transaction, certain of the assets and liabilities which were allocated in the historical pro forma consolidated financial statements, such as working capital, may remain with the distribution portion of the Debtor.

Management believes that these allocation methodologies are reasonable under the circumstances. Had the distribution portion of the Debtor actually existed as a separate company, its results could have significantly differed from those presented herein. In addition, future results of operations, financial position and net cash flows could materially differ from the historical results presented.

Note [2]: The financial information of the Corp is derived from the financial statements of PG&E Corporation's 10K.

Note [3]: Spin off of the distribution portion of the Reorganized Debtor - The adjustments in this column represent the impact to the Statement of Income of the proposed Spin-Off of the distribution portion of the Reorganized Debtor.

Note [4]: Spin off of the distribution portion of the Reorganized Debtor - The adjustments in this column represent the impact to the Balance Sheet of the proposed Spin-Off of the distribution portion of the Reorganized Debtor.

Note [5]: Issuance of New Money Notes - The adjustments in this column represent the impact to the Balance Sheet of the issuance by ETrans, Gen and GTrans of Long-Term Notes to Public or Third Parties and Debtor, as described in Section D-4 of this filing.